Exhibit 99.1

SPRINGLEAF FINANCIAL TO ACQUIRE ONEMAIN FINANCIAL

Compelling Combination Will Create Leading Personal Finance Company

With Nearly $14 Billion in Net Finance Receivables

Enhances Scale and Expands Presence to Almost 2,000 Branches Across 43 States

Transaction Estimated To Be Accretive to Springleaf 2017 Earnings by $470 Million

EVANSVILLE, IN — March 3, 2015 - Springleaf Holdings, Inc. (NYSE:LEAF), a leading personal finance company providing loan products to customers nationwide, today announced that it has reached a definitive agreement to acquire OneMain Financial from CitiFinancial Credit Company, a wholly-owned subsidiary of Citigroup (NYSE:C), for total consideration of $4.25 billion, in an all-cash transaction.

On a pro forma basis, as of September 30, 2014, the combined company would have had $13.96 billion in core consumer net finance receivables.  At closing, the combined company is expected to have 1,967 branches across 43 states.

The transaction, which was approved by the Boards of Directors of both Springleaf and Citigroup, is expected to close in the third quarter 2015, subject to customary closing conditions and regulatory approvals.  Upon closing, the transaction is expected to be accretive to Springleaf’s 2015 after-tax earnings, excluding one-time charges related to the acquisition.  Accretion is estimated to reach approximately $470 million for 2017(1).

With roots dating back to 1912, OneMain is a nationwide provider of personal loan solutions, including one-on-one, local service through a network of more than 1,100 neighborhood branches across 43 states.  Founded originally as Commercial Credit, the company has a long history in the personal finance business and over the years has acquired companies such as The Associates and Washington Mutual Finance.  Headquartered in Baltimore, OneMain has approximately 5,600 employees.

Jay Levine, President and Chief Executive Officer of Springleaf, said, “This is a transformational transaction, bringing together two best-in-class personal finance businesses to create a combined company that we believe is financially strong and optimized for growth.  With complementary branch networks, a leading digital presence, and an ongoing commitment to responsible lending practices, we are positioned to serve a significant portion of Americans.”

Levine added, “Importantly, OneMain shares our strong commitment to excellence in customer service, and both Springleaf and OneMain are committed to making a meaningful, positive difference to the families in the communities we serve.  We look forward to welcoming OneMain’s talented team members as we build on our mutual success to enhance the growth potential of the combined company and deliver superior value for our shareholders.”

The combined company will be led by Springleaf CEO Jay Levine, and Mary McDowell will continue as CEO of OneMain.  Initially, the combined company will maintain both the Springleaf and OneMain brands, with the expectation of migrating to the OneMain brand beginning in mid-2016.  After closing, the combined company will be run from Springleaf’s executive office in Connecticut, and will maintain significant presences in Evansville, Indiana and Baltimore, Maryland.  The company will also maintain key operations in Wilmington, Delaware; Chicago, Illinois; London, Kentucky; Mendota Heights, Minnesota; Tempe, Arizona; Fort Mill, South Carolina; and Irving and Fort Worth, Texas.

The branch networks of the two companies are highly complementary; however, Springleaf expects to consolidate approximately 200 branches beginning in mid-2016.  Detailed planning for the integration of the two companies will begin immediately upon closing, with actual integration of systems and facilities expected to commence in mid-2016.

Bank of America Merrill Lynch, Barclays, Credit Suisse and Goldman Sachs provided financial advice to Springleaf on the transaction.  Skadden, Arps, Slate, Meagher & Flom LLP provided legal advice to Springleaf on the transaction.  Advising OneMain on the transaction was Citi as financial advisor and Davis Polk & Wardwell as legal advisors.

(1) Based on FY 2016 consensus Net Income grown at a compounded annual growth rate of ~15%. CAGR calculated using consensus Net Income estimated growth rate from FY 2014 to FY 2016.

Conference Call

Springleaf management will host a conference call and webcast to discuss this announcement at 8:30 am eastern today, March 3, 2015.  Both the call and webcast are open to the general public.  The general public is invited to listen to the call by dialing 866-547-1509 (U.S. domestic), or 920-663-6208 (international), conference ID 96641924, or via a live audio webcast through the Investor Relations section of the website.  For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 800-585-8367 (U.S. domestic), or 404-537-3406, conference ID 96641924, beginning approximately two hours after the event.  The replay of the conference call will be available through March 17, 2015.

About Springleaf Holdings, Inc.

Springleaf is a leading personal finance company providing loan products to customers through its nationwide branch network and through its internet lending division. Springleaf has a nearly 100-year track record of high quality origination, underwriting and servicing of personal loans, primarily to nonprime consumers. Springleaf operates one of the largest consumer finance branch networks in the United States, serving its customers through nearly 830 branches in 26 states. For more information, visit www.springleaffinancial.com/about-us.

About OneMain

OneMain is based in Baltimore and provides personal loans and one-on-one, local service from more than 1,100 branches nationwide. Since 1912, OneMain has worked with customers to find the loan solutions that best fit their needs and budget. The company and its employees are proud to support the communities where they live and work. Additional information may be found at www.OneMain.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning the proposed acquisition of OneMain Financial Holdings and the timing of the closing thereof, the accretive nature of the transaction and the amount of the expected accretion, the expectations and timing of the integration plans, including the use of the OneMain brand and the closing of Springleaf branches. These statements are based on the current expectations and beliefs of management and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control.  The consummation of the proposed acquisition of OneMain Financial Holdings is subject to customary closing conditions and regulatory approvals some of which are beyond our control. Accordingly, no assurance can be given that the acquisition will be completed on the contemplated terms or at all and you should not place undue reliance on any forward-looking statements contained in this press release. Statements preceded by, followed by or that otherwise include the words “anticipate,” “appears,” “believe,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward-looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions include, but are not limited to: various risks relating to the proposed acquisition, including in respect of the satisfaction of closing conditions to the acquisition without conditions or requirements that are materially adverse to the business, financial condition or results of operations of the combined company; unanticipated difficulties financing the purchase price; unanticipated expenditures relating to the acquisition; uncertainties as to the timing of the acquisition; litigation relating to the acquisition; the impact of the acquisition on each company’s relationships with employees and third parties; the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisition; changes in general economic conditions, including the interest rate environment and the financial markets; levels of unemployment and personal bankruptcies; shifts in residential real estate values; shifts in collateral values, delinquencies, or credit losses; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods; war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce; the effectiveness of our credit risk scoring models; changes in our ability to attract and retain employees or key executives; changes in the competitive environment in which we operate; changes in federal, state and local laws, regulations, or regulatory policies and practices; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans; the costs and effects of any litigation or governmental inquiries or investigations; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to generate sufficient cash to service all of our indebtedness; the potential for downgrade of our debt by rating agencies; and other risks described in the “Risk Factors” section of the Company’s Form 2013 10-K filed with the SEC on April 15, 2014. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. You should not rely on forward looking statements as the sole basis upon which to make any investment decision.

Springleaf Contacts	Citi Contacts
Craig Streem	Mark Costiglio (Media)
(812) 468-5752	(212) 559-4114
craig.streem@springleaf.com
Susan Kendall (Investors)
Paul Scarpetta/Robert Rendine	(212) 559-2718
(212) 867-8080
Peter Kapp (Fixed Income Investors)
(212) 559-5091